Consent of Independent Registered Public Accounting Firm
To the Board of Directors
Mentor Graphics Corporation:
We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 33-11291, 33-18259, 2-90577, 33-30036, 2-99251, 33-30774, 33-57147, 33-57149, 33-57151, 33-64717, 333-49579, 333-69223, 333-81991, 333-81993, 333-53236, 333-53238, 333-87364, 333-91266, 333-91272, 333-110916, 333-110917, 333-110919, 333-119244, 333-119245, 333-119246, 333-135888, 333-135889, 333-156106, 333-156107, 333-156108, 333-161747, 333-165553, 333-169493, and 333-180638) and on Forms S-3 (Nos. 33-52419, 33-56759, 33-60129, 333-00277, 333-02883, 333-11601, 333-98869, 333-109885, and 333-134642) of Mentor Graphics Corporation of our reports dated March 17, 2014, with respect to the consolidated balance sheets of Mentor Graphics Corporation and subsidiaries as of January 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended January 31, 2014, and the effectiveness of internal control over financial reporting as of January 31, 2014, which reports appear in the January 31, 2014 annual report on Form 10‑K of Mentor Graphics Corporation.
/s/ KPMG LLP
Portland, Oregon
March 17, 2014